UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  16 August 2005

(Date of earliest event reported)

JOHN DEERE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6458	36-2386361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East First Street Suite 600 Reno, Nevada 89501
(Address of principal executive offices and zip code)

(775) 786-5527
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 and 8.01	Results of Operations and Financial Condition and Other Events.

JDCC’s net income was $76.3 million for the quarter and $206.0 million for the year to date, compared with net income of $64.7 million and $201.4 million last year. Results for the third quarter and first nine months of 2005 benefited from growth in the portfolio and a lower provision for credit losses, partially offset by lower financing spreads. Last year’s results benefited from gains on retail notes sold during the quarter and first nine months.

Net receivables and leases financed by JDCC were $15.789 billion at July 31, 2005, compared with $12.734 billion one year ago. Net receivables and leases administered, which include receivables previously sold, totaled $17.703 billion at July 31, 2005, compared with $15.843 billion one year ago.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

(99.1) Press release and supplemental financial information of Deere & Company (Filed herewith)

Items 2.02 and 7.01	Results of Operations and Financial Condition and Regulation FD Disclosure (Furnished herewith)

The schedule of Deere & Company Other Financial Information (Exhibit 99.2) is furnished under Form 8-K Items 2.02 and 7.01 (Incorporated by reference from Items 2.02 and 7.01 of Deere & Company’s Current Report on Form 8-K dated August 16, 2005, file number (1-4121)). The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent John Deere Capital Corporation specifically incorporates the information by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

JOHN DEERE CAPITAL CORPORATION

	By:	/s/ JAMES H. BECHT
James H. Becht Secretary

Dated: August 16, 2005

Exhibit Index

Number and Description of Exhibit

(99.1)

Press release and supplemental financial information of Deere & Company (Incorporated by reference from Item 9.01 of Deere & Company’s Current Report on Form 8-K dated August 16, 2005, file number (1-4121)). (Filed herewith)

(99.2)

Other Financial Information of Deere & Company’s (Incorporated by reference from Items 2.02 and 7.01 of Deere & Company’s Current Report on Form 8-K dated August 16, 2005, file number (1-4121)). (Furnished herewith)